As filed with the Securities and Exchange Commission on October 21, 2003

Registration No. 333-85231

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
 FORM S-3
 REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Union Planters Corporation (Exact name of registrant as specified in its charter)
Tennessee (State or other jurisdiction of incorporation or organization)
62-0859007 (I.R.S. Employer Identification Number)
6200 Poplar Avenue Memphis, Tennessee 38119 (901) 580-6000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
E. James House, Jr.
Secretary and Corporate General Counsel
Union Planters Corporation
6200 Poplar Avenue, Memphis, Tennessee 38119
(901) 580-5768
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Frank M. Conner III
Alston & Bird LLP
North Building, 10th Floor
601 Pennsylvania Avenue, N.W.
Washington, D.C. 20004-2601
Phone: (202) 756-3300
Facsimile: (202) 756-3333

     Approximate date of commencement of proposed sale to public: Not Applicable

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.   ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

     This Post-Effective Amendment No. 1 to Form S-3 shall become effective in accordance with Section 8(c) of the Securities act of 1933, as amended, on such a date as the Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

     This Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (No. 333-85231) (the “Registration Statement”) is being filed by Union Planters Corporation (the “Company”) to deregister $100,000,000 of the $600,000,000 of the Company’s debt securities previously registered pursuant to the Registration Statement, none of such $100,000,000 of the Company’s debt securities have been sold as of the date this Amendment is filed.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, and the State of Tennessee, on the 16th day of October, 2003.

UNION PLANTERS CORPORATION

By:	/s/ Jackson W. Moore Jackson W. Moore Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jackson W. Moore Jackson W. Moore	Chairman, President and Chief Executive Officer, Director	October 16, 2003

/s/ Bobby L. Doxey Bobby L. Doxey	Senior Executive Vice President, Chief Financial Officer and Chief Accounting Officer	October 16, 2003

/s/ Albert M. Austin Albert M. Austin	Director	October 16, 2003

/s/ Samuel W. Bartholomew, Jr. Samuel W. Bartholomew, Jr.	Director	October 16, 2003

/s/ George W. Bryan George W. Bryan	Director	October 16, 2003

/s/ James E. Harwood James E. Harwood	Director	October 16, 2003

/s/ Parnell S. Lewis, Jr. Parnell S. Lewis, Jr.	Director	October 16, 2003

/s/ Jorge M. Perez Jorge M. Perez	Director	October 16, 2003

/s/ Lou Ann Poynter Lou Ann Poynter	Director	October 16, 2003

/s/ John R. Roberts John R. Roberts	Director	October 16, 2003

/s/ Michael S. Starnes Michael S. Starnes	Director	October 16, 2003

Signature	Title	Date

/s/ Richard A. Trippeer, Jr. Richard A. Trippeer, Jr.	Director	October 16, 2003

/s/ Robert R. Waller, M.D. Robert R. Waller, M.D.	Director	October 16, 2003

Spence L. Wilson	Director	October 16, 2003